Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

FBR & Co.

Arlington, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement (Form S-3 No. 333-214564) of our reports dated March 15, 2016, relating to the consolidated financial statements and the effectiveness of FBR & Co.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, LLP

McLean, Virginia

December 20, 2016